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                                                                  Exhibit (g)(5)

                      AMENDMENT TO AUTOMATIC YRT AGREEMENT
                                  ("AMENDMENT")

Reference is made to the Automatic YRT Reinsurance Agreement, dated effective November 25, 2002 and identified as Treaty Number 3007 (herein the "Agreement"), by and between IDS Life Insurance Company and [name of reinsurance company]. The undersigned parties hereby agree that the Agreement shall be and is hereby amended as follows:

      1. With respect to any insurance policy identified in Exhibit B of the Agreement issued by Ceding Company on or after January 1, 2005 or any covered rider on such policy (herein a "New Policy"), Reinsurer's Percentage Share, as described in Exhibit B, Section B.2, is increased from [percentage] to [percentage] of the Reinsured Net Amount at Risk. With respect to any New Policy, the [percentage] component of Reinsurer's Percentage Share shall be referred to as "Base Share" and the additional [percentage] component shall be referred to as "Incremental Share". For purposes of this Amendment, a New Policy shall be deemed to include any insurance policy identified in Exhibit B of the Agreement that either (i) has an issue date or is applied for on or after January 1, 2005, or (ii) goes into effect on or after January 1, 2005 even if backdated to reflect an issue date prior to January 1, 2005, including any covered rider on such policy. Any policy issued by the Ceding Company and originally covered by the Agreement prior to January 1, 2005 is considered an "Existing Policy", including any covered rider on such policy issued prior to January 1, 2005 (a covered rider added to an Existing Policy on or after January 1, 2005 shall be treated in the same manner as a New Policy). Existing Policy also includes any conditional receipt or temporary insurance provision if the policy is applied for prior to January 1, 2005 until such time as the policy is issued or declined, but only to the extent coverage for such risk is provided for under the terms of the Agreement.

      2. With respect to Incremental Share on any New Policy ceded on an automatic basis, reinsurance premium rates shall equal the Ceding Company's original annual Band 4 COI premiums rates for the VUL-III plan, as shown in Schedule D-l attached to the Agreement, less the following allowances:

               --------------------------------------------------------------
               UNDERWRITING CLASS (MALE)           YEARS 1-10    YEARS 11+
               --------------------------------------------------------------
               Preferred Non-Smoker                [percentage] [percentage]
               --------------------------------------------------------------
               Standard Non-Smoker                 [percentage] [percentage]
               --------------------------------------------------------------
               Smoker                              [percentage] [percentage]
               --------------------------------------------------------------

               --------------------------------------------------------------
               UNDERWRITING CLASS (FEMALE)         YEARS 1-10    YEARS 11+
               --------------------------------------------------------------
               Preferred Non-Smoker                [percentage] [percentage]
               --------------------------------------------------------------
               Standard Non-Smoker                 [percentage] [percentage]
               --------------------------------------------------------------
               Smoker                              [percentage] [percentage]
               --------------------------------------------------------------


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            Reinsurance premiums are payable until age 100 and Reinsurer is not liable for any claims occurring after age 100. Reinsurance premium rates and allowances for the Base Share on any New Policy shall remain as stated in Exhibit D of the Agreement. Reinsurance premiums rates and allowances for Existing Policies and facultative cessions (whether for a New Policy or Existing Policy) shall also remain as stated in Exhibit D of the Agreement.

      3. Any change, reinstatement, increase, replacement, or conversion of an Existing Policy following January 1, 2005 shall be treated and covered in the manner provided for in the Agreement without regard to the changes in Reinsurer's Percentage Share and allowances as specified in this Amendment.

      4. Effective January 1, 2005, the schedule displayed in Section 9.4 of the Agreement is amended as follows:

                Claimant Last Name              Lead Reinsurer
                ------------------              --------------

                A- F                            [name of reinsurance company]
                G-M                             [name of reinsurance company]
                N-S                             [name of reinsurance company]
                T-Z                             [name of reinsurance company]

      5. Exhibit B, Section B.7, relating to International Risks shall be deleted in its entirety and replaced with the following:
            "International Clients are defined and will be underwritten as described in the Ceding Company's "Guidelines for Underwriting International Clients", a copy of which has been provided to the Reinsurer. The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its international client guidelines. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented to accept policies subject to such changes."

      6. The third sentence of the fifth paragraph of Section 6.5 of the Agreement shall be amended to read as follows: "If the Ceding Company exercises its right recapture, the Reinsurer shall transfer to the Ceding Company the statutory reserves maintained on the block of reinsured business by the Reinsurer, such transfer to take place no later than sixty (60) days after the Ceding Company exercises its right to recapture."

Capitalized terms not otherwise defined herein have the meaning ascribed to them as in the Agreement. Except as expressly amended above, all other terms of the Agreement, together with all exhibits and attachments thereto, remain in full force and effect. This Amendment takes effect January 1, 2005 and supersedes the amendment previously executed by the parties effective December 29, 2004. This Amendment is made in duplicate and executed below by authorized representatives of both parties.

IDS LIFE INSURANCE COMPANY                 [NAME OF REINSURANCE COMPANY]


By:  /s/ Timothy V. Bechtold                By: [signature]
     --------------------------------           --------------------------------
     (signature) (signature)

     Timothy V. Bechtold                        [name]
     (print or type name)                       (print or type name)


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Title:  President                             Title:  [title]

Date:   7/21/05                               Date:   July 26, 2005

Attest: /s/ Charles R. Casswell               Attest: [signature]
        -----------------------------                ---------------------------
        (signature)                                   (signature)

Title:   Reinsurance Officer                  Title:  [title]


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